Neurogen Corporation
For Immediate Release	Contact:
Tom Pitler
Neurogen Corp.
203-315-3046
tpitler@nrgn.com

NEUROGEN CORPORATION ANNOUNCES
 2008 FINANCIAL RESULTS

Branford, CT, March 19, 2009 — Neurogen Corporation (NASDAQ: NRGN), a drug development company focused on improved drugs for psychiatric and neurological disorders, today announced financial results for the year and quarter ended December 31, 2008 and updated it’s operating plan.

Highlights for 2008 and the Company’s current operating plan include:

•	Successful completion in 2008 of Phase 2a clinical studies in Restless Legs Syndrome (“RLS”) and Parkinson’s disease with aplindore, Neurogen’s dopamine D2 partial agonist.
•	The recent commencement of screening and enrollment of patients in a Phase 2b study in Parkinson’s disease and a Phase 2b study in RLS.
•	Decreases in 2008 of 48 percent in research and development expenses and 45 percent in general and administrative expenses from 2007.
•	The sale of non-core assets including Neurogen’s chemical library and C5a program.
•	Neurogen ended the fourth quarter of 2008 with $31.1 million in total cash and marketable securities.

Stephen R. Davis, President and CEO said, "In 2008, we dramatically restructured and refocused Neurogen to concentrate on the advancement of our clinical programs.  We were pleased to report positive results with aplindore in both our Parkinson’s disease and our Restless Legs Syndrome Phase 2a studies while simultaneously reducing our cost basis and monetizing non-core assets.  In each study, aplindore demonstrated robust efficacy and very promising tolerability profiles, consistent with our target of improving on the side effects of currently available drugs for each of these disorders.  In 2009, we will continue to carefully invest our capital as we move forward with the screening and enrollment of patients in the Phase 2b studies in Parkinson’s disease and RLS, and simultaneously pursue partnering opportunities.”

Operating revenue for the twelve months ended December 31, 2008 decreased to $3.0 million from $15.4 million for the comparable period of 2007.  In the fourth quarter of 2008, Neurogen reported $3.0 million in operating revenues due to the previously reported sale of its chemical library.  This was an increase from no operating revenues reported in the fourth quarter of 2007.  The decrease for the twelve month period was due to the previously disclosed conclusion in 2007 of the research portion of the Company’s VR1 collaboration with Merck & Co. offset in part by the fourth quarter 2008 sale of Neurogen’s chemical library.

Research and development expenses for the twelve month period decreased 48 percent to $31.6 million from $61.0 million in the comparable period of 2007.  For the fourth quarter of 2008 R&D expenses decreased 59 percent to $5.3 million from $12.8 million in the fourth quarter of 2007.  The decrease for the last quarter and the twelve month period was due primarily to decreased spending in Neurogen’s clinical and preclinical drug development programs and drug discovery research operations over the four quarters of 2008 as part of our restructuring plans.

General and administrative expenses for the twelve month period decreased 45 percent to $7.1 million from $12.8 million for the comparable period of 2007 and for the fourth quarter of 2008 decreased 12 percent to $2.2 million, from $2.5 million for the same period in 2007. The decrease for the twelve month and quarter periods is due mainly to decreases in salaries, benefits and supply expenses as part of our restructuring plans.

Restructuring and asset impairment charges for 2008 were $5.1 and $11.0 million, respectively.  Neurogen had no such charges in 2007.

During the 12 month period, the Company recognized certain non-recurring charges and gains related to previously announced restructurings and the Company’s April 2008 private equity financing, which affected net loss for the three and twelve month periods ended December 31, 2008, as discussed further below.

On a GAAP basis, including non-recurring matters, Neurogen recognized a net loss for the fourth quarter of 2008 of $4.8 million, or $0.07 per share on 68 million weighted average shares outstanding.  On a non-GAAP basis, excluding non-recurring matters, net loss for the quarter totaled $7.2 million, or $0.11 per share. These results compare to a GAAP net loss during the fourth quarter of 2007 of $14.9 million, or $0.36 per share on 42 million weighted average shares outstanding.

On a GAAP basis, including non-recurring matters, the Company recognized a net loss for the twelve months ended December 31, 2008 of $34.3 million and a net loss attributable to common stockholders of $64.9 million, or $1.22 per share on 53 million weighted average shares outstanding.  On a non-GAAP basis, excluding non-recurring matters, net loss for the period totaled $37.9 million, or $0.71 per share.  These results compare to a GAAP net loss of $55.7 million, or $1.33 per share, and a non-GAAP (excluding the acceleration of certain revenues associated with the conclusion of the research component of Neurogen’s VR1 collaboration with Merck & Co.) net loss of $61.5 million, or $1.47 per share, each on 42 million weighted average shares outstanding for the twelve month period ended December 31, 2007.

Neurogen’s total cash and marketable securities as of December 31, 2008 totaled $31.1 million.

Non-recurring matters
Neurogen recognized restructuring and asset impairment charges of $16.1 million for the twelve month period ended December 31, 2008.  These charges are associated with reductions in workforce announced on February 5, 2008 and April 9, 2008 and a non-cash asset impairment charge of $11.0 million related to the value of certain of the Company’s facilities previously used for research activities as well as equipment associated with these buildings.

In April 2008, Neurogen closed a private placement offering of exchangeable preferred stock and warrants with certain institutional investors.  On July 25, 2008, following approval of the Company’s stockholders, the preferred shares issued in the financing converted to common shares, and the Company’s stockholders approved the authorization of additional shares underlying the warrants.

In connection with the securities issued in the April financing and in accordance with the required GAAP treatment of these instruments, Neurogen recognized a non-cash charge of approximately $30.6 million for the twelve-month period ended December 31, 2008 related to the preferred stock and a non-cash gain of approximately $16.7 million for the twelve-month period ended December 31, 2008 related to the warrants.  No related charges or gains were taken during the three-month period ended December 31, 2008.  The non-cash charges reflected the calculation of contingent preferred dividends, accretion of the preferred stock to redemption value and the amortization of discount associated with the preferred stock, as well as a beneficial conversion feature. Pursuant to GAAP, these items are considered deemed preferred dividends and were added to net loss, resulting in a net loss attributable to common stockholders of $64.9 million for the twelve month period ended December 31, 2008.  The non-cash gain recorded in the second and third quarters related to a decrease in the liability associated with the ascribed value of the warrants as a result of a decrease in the Company’s stock price from date of issuance on April 7, 2008 through July 25, 2008.  Upon shareholder approval of the authorization of common shares underlying the warrants on July 25, 2008, the warrant was reclassified as an equity instrument.

Webcast
Neurogen will host a conference call and webcast to discuss fourth quarter results at 8:30 a.m. ET today, March 19, 2009. The webcast will be available in the Investor Relations section of www.neurogen.com and will also be archived there. A replay of the call will be available after 10:30 a.m. ET on March 19, 2009 and accessible through the close of business, March 26, 2009. To replay the conference call, dial 888-286-8010, or for international callers, 617-801-6888, and use the pass code: 19996576.

About Neurogen
Neurogen Corporation is a drug development company focusing on small-molecule drugs to improve the lives of patients suffering from psychiatric and neurological disorders with significant unmet medical need. Neurogen conducts its drug development independently and, when advantageous, collaborates with world-class pharmaceutical companies to access additional resources and expertise.

Statement Regarding Adjusted (Non-GAAP) Financial Information
In addition to disclosing financial results calculated in accordance with GAAP, the Company has included certain adjusted financial results. Reconciliations between GAAP and adjusted earnings for the three and twelve months ended December 31, 2008 and 2007 are provided in the table below. The Company believes that the presentation of adjusted results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2008 as compared to the three and twelve months ended December 31, 2007 because the adjustments between GAAP and adjusted earnings provide information related to the ongoing operations of the Company. The Company believes that this financial information is useful to management and investors in assessing our historical performance and results.  The Company will use these adjusted financial measures when evaluating its financial results, as well as for internal planning and forecasting purposes.  The adjusted financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The adjusted financial measures used by the Company may be calculated differently from and therefore may not be comparable to similarly titled measures used by other companies.

Our results under GAAP have been adjusted for the following events that occurred during the three and twelve months ended December 31, 2008 and 2007: (1) sale of the company’s compound library in 2008, (2) reductions to the Company’s workforce that resulted in additional expense in 2008, (3) asset impairment charges in 2008 associated with the potential sale of certain of our buildings and certain related equipment, (4) 2008 gain on warrants to purchase common stock associated with our 2008 private placement, (5) deemed preferred dividends also associated with our 2008 private placement and (6) acceleration of certain revenues associated with the conclusion of the research component of Neurogen’s VR1 collaboration with Merck & Co. See the table below for a detailed reconciliation of GAAP and adjusted earnings.

Reconciliations between GAAP and Non-GAAP earnings for the three and twelve months ended December 31, 2008 and 2007 are provided in the following table:

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31,2008	December 31, 2007	December 31, 2008	December 31, 2007
	[in thousands except per share amounts] (unaudited)
Net loss attributable to common stockholders (GAAP)	$(4,797)	$(14,898)	$(64,896)	$(55,706)
Less:
Sale of Compound library	$(3,000)	-	(3,000)	-
Charge related to the reduction in workforce	4	-	5,114	-
Asset impairment charges	592	-	10,964	-
Gain on warrants to purchase common stock	-	-	(16,700)	-
Deemed preferred dividends	-	-	30,620	-
Acceleration of Merck revenues	-	-	-	(5,817)
Adjusted net loss (Non-GAAP)	(7,201)	(14,898)	(37,898)	(61,523)
Basic and diluted loss per share attributable to common stockholders (GAAP)	$(0.07)	$(0.36)	$(1.22)	$(1.33)
Basic and diluted loss per share (Non-GAAP)	$(0.11)	$(0.36)	$(0.71)	$(1.47)

Safe Harbor Statement
The information in this press release contains certain forward-looking statements, made pursuant to applicable securities laws that involve risks and uncertainties as detailed from time to time in Neurogen's SEC filings, including its most recent 10-K. The words “believe”, “anticipate”, “expect”, “estimate”, “intend”, “plan”, “may”, “will” and other similar expressions generally identify forward-looking statements Such forward-looking statements relate to events or developments that we expect or anticipate will occur in the future and include, but are not limited to, statements that are not historical facts relating to the timing and occurrence of anticipated clinical trials, and potential collaborations or extensions of existing collaborations. Actual results may differ materially from such forward-looking statements as a result of various factors, including, but not limited to, risks associated with the inherent uncertainty of drug research and development, difficulties or delays in development, testing, regulatory approval, production and marketing of any of Neurogen’s drug candidates, adverse side effects or inadequate therapeutic efficacy or pharmacokinetic properties of the Company's drug candidates or other properties of drug candidates which could make them unattractive for commercialization, advancement of competitive products, dependence on corporate partners, Neurogen’s ability to retain key employees, sufficiency of cash to fund Neurogen’s planned operations, Neurogen’s ability to continue as a going concern, and patent, product liability and third party reimbursement risks associated with the pharmaceutical industry. For such statements, Neurogen claims the protection of applicable laws. Future results may also differ from previously reported results. For example, positive results or safety and tolerability in one clinical study provide no assurance that this will be true in future studies. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Neurogen disclaims any intent and does not assume any obligation to update these forward-looking statements, other than as may be required under applicable law.

(Financial Tables Follow)

NEUROGEN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	Three Months Ended Dec. 31, 2008	Three Months Ended Dec. 31, 2007	Twelve Months Ended Dec. 31, 2008	Twelve Months Ended Dec. 31, 2007

Operating revenues:
License fees	-	-	-	$10,872
Research revenues	-	-	-	4,565
Sale of Compound Library	3,000	-	3,000	-
Total operating revenues	3,000	-	3,000	15,437

Operating expenses:
Research and development	5,317	12,774	31,643	60,973
General and administrative	2,212	2,498	7,118	12,772
Restructuring Charges	4	-	5,114	-
Asset impairment charges	591	-	10,964	-
Total operating expenses	8,124	15,272	54,839	73,745
Operating loss	(5,124)	(15,272)	(51,839)	(58,308)
Gain on warrants to purchase common stock	-	-	16,700	-
Other income, net	158	363	625	2,326
Total other income net	158	363	17,325	2,326

Income tax benefit	169	11	238	276
Net loss	$(4,797)	$(14,898)	$(34,276)	$(55,706)
Deemed preferred dividends	-	-	(30,620)	-
Net loss attributable to common stockholders	$(4,797)	$(14,898)	$(64,896)	$(55,706)
Basic and diluted loss per share attributable to common stockholders	$(0.07)	$(0.36)	$(1.22)	$(1.33)

Shares used in calculation of loss per share attributable to common stockholders :
Basic and diluted	67,987	41,957	53,357	41,864

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NEUROGEN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(unaudited)

	December 31, 2008	December 31, 2007

Assets
Cash and cash equivalents	$24,106	$21,227
Marketable securities	6,967	21,362
Total cash and marketable securities	31,073	42,589
Receivables from Corporate Partners	61	188
Assets held for Sale	5,108	-
Other current assets, net	1,394	3,026
Total current assets	37,636	45,803
Net property, plant and equipment	7,102	25,521
Other assets, net	30	46
Total assets	$44,768	$71,370

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$4,555	$7,787
Current portion of loans payable	4,692	5,835
Total current liabilities	9,247	13,622
Long term liabilities:
Loans payable, net of current portion	2,807	3,141
Total Liabilities	12,054	16,763
Total stockholders’ equity	32,714	54,607
Total liabilities and stockholders’ equity	$44,768	$71,370

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